UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2004

ASPEN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24786	04-2739697
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Ten Canal Park, Cambridge MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 949-1000

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 16, 2004, we received a letter from the NASDAQ Stock Market indicating that we are not in compliance with the NASDAQ requirements for continued listing set forth in Marketplace Rule 4310(c)(14) as a result of our failure to file our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004 with the Securities and Exchange Commission.

NASDAQ rules permit us to request a hearing with a NASDAQ Listing Qualifications Panel to appeal NASDAQ’s decision to delist our common stock.  We intend to make such an appeal.  Our common stock will remain listed on the NASDAQ National Market pending the outcome of such appeal. We are working diligently to complete the preparation of our financial statements for the fiscal quarter ended September 30, 2004 and to file our Quarterly Report on Form 10-Q as promptly as possible. However, we cannot provide any assurances that the NASDAQ Listing Qualifications Panel will grant our request for continued listing.

On November 18, 2004, we issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.1, reporting that we received the letter from the NASDAQ Stock Market described in this Current Report on Form 8-K.

Item 8.01.              Other Events

On November 18, 2004, we also announced that we are delaying our 2004 annual meeting of stockholders that was originally scheduled for December 7, 2004.  A notice of the new meeting date and proxy materials will be sent to stockholders in advance of the newly scheduled meeting.

Item 9.01.              Financial Statements and Exhibits.

(c) Exhibits

Press release issued by Aspen Technology, Inc. on November 18, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: November 18, 2004	By:	/s/ Charles F. Kane
Charles F. Kane
Senior Vice President — Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Aspen Technology, Inc. on November 18, 2004.